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                                  EXHIBIT 23.3


                           Consent of Linder & Linder





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We consent to the incorporation by reference in this NoFire Technologies, Inc.
Registration Statement on Form S-8, of our report dated June 5, 1995 on our audits of the consolidated financial statements of NoFire Technologies, Inc. and subsidiaries as of August 31, 1994, and for the period from inception to August 31, 1994, which report is included in the NoFire Technologies, Inc. 1995 Annual Report on Form 10-KSB.


                                            /s/ Linder & Linder

Dix Hills, NY
July 16, 1996